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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          TEXAS UNITED BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


               TEXAS                                       75-2768656
       (State of incorporation                          (I.R.S. Employer
         or organization)                              Identification No.)


     202 W. COLORADO STREET
          LA GRANGE, TEXAS                                   78945
(Address of principal executive offices)                   (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
      None                                                Not applicable

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333-84644

        Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $1.00 PER SHARE


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         GENERAL

          For a description and terms of the Registrant's class of common stock being registered on this Form 8-A, reference is made to the information contained in the section entitled "Description of Texas United Common Stock" in the proxy statement-prospectus filed by the Registrant with the Securities and Exchange Commission (the "Commission") on June 27, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.


ITEM 2.   Exhibits.

         The exhibits below are incorporated herein by reference to the exhibit of the same number in the Registrant's Registration Statement on Form S-4, as amended (Registration No. 333-84644), filed with the Commission:

         3.1      Articles of Incorporation of Texas United Bancshares, Inc.

         3.2      Bylaws of Texas United Bancshares, Inc.

         4.1 Specimen certificate for shares of Common Stock of Texas United Bancshares, Inc.




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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   TEXAS UNITED BANCSHARES, INC.



                                   By: /s/ L. Don Stricklin
                                      --------------------------------------
                                   Name:   L. Don Stricklin
                                   Title:  President and Chief Executive Officer

Date: July 18, 2002